Exhibit 99.1

Revolution Medicines Reports Third Quarter Financial Results and Update on Corporate Progress

RAS(ON) Inhibitor Development Candidates Targeting KRASG12C and RASMULTI Progressing Toward the Clinic; Company Showed Additional Preclinical Data Supporting Benefits and Differentiation

Company Poised to Select Additional RAS(ON) Development Candidate in 2021; Mutant-Selective Inhibitors of KRASG13C and KRASG12D Showing Preclinical Promise

Global Phase 2 Study, RMC-4630-03, Recruiting Patients to Evaluate RMC-4630 in Combination with Lumakras™

REDWOOD CITY, CA – November 10, 2021 – Revolution Medicines, Inc. (Nasdaq: RVMD), a clinical-stage precision oncology company developing targeted drugs to inhibit frontier targets that drive and sustain RAS-addicted cancers, today announced its financial results for the third quarter and nine months ended September 30, 2021, and provided a corporate update.

“During the third quarter, the company’s unique capabilities and continuing momentum with our innovative RAS(ON) Inhibitors and RAS Companion Inhibitors strengthened Revolution Medicines’ leadership position in the quest to successfully treat RAS-addicted cancers. In our RAS(ON) Inhibitor portfolio, development candidates targeting KRASG12C (RMC-6291) and RASMULTI (RMC-6236) have shown compelling features and continue to advance toward the clinic. Exciting mutant-selective inhibitors of KRASG13C and KRASG12D have also emerged from our RAS(ON) drug discovery platform, and we expect to select another development candidate by year end,” said Mark A. Goldsmith, M.D., Ph.D., chief executive officer and chairman of Revolution Medicines.

“We have expanded the evaluation of our SHP2 inhibitor, RMC-4630, in combination regimens with direct inhibitors of RAS. In particular, the company recently began recruiting patients in our RMC-4630-03 study under our global partnership with Sanofi and in collaboration with Amgen. This study is intended to further evaluate RMC-4630 and Lumakras™ in the treatment of lung cancer as a complement to the ongoing CodeBreaK 101c study of these compounds. In addition, we are gratified that Sanofi plans to sponsor a study of RMC-4630 in combination with Mirati’s KRASG12C inhibitor, adagrasib, also under our partnership.”

RAS(ON) Inhibitors – Revolution Medicines continues to build on its innovative RAS(ON) Inhibitor platform, producing an expansive collection of tri-complex inhibitors targeting diverse oncogenic RAS variants through highly differentiated chemical and pharmacologic profiles.

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RMC-6291 (KRASG12C)—RMC-6291 is a first-in-class, potent, oral and selective tri-complex inhibitor of KRASG12C(ON) with a differentiated preclinical profile designed to address persistent unmet needs for patients with cancers driven by KRASG12C.

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The company recently reported data at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics demonstrating superior outcomes with orally administered RMC-6291 as compared to adagrasib in preclinical models of KRASG12C non-small cell lung cancer (NSCLC). In a head-to-head mouse clinical trial of 19 xenograft models, RMC-6291 demonstrated robust anti-tumor activity characterized by a 68% objective response rate, as compared to 42% for adagrasib in the same models. The company believes these findings support the potential for RMC-6291 as a best-in-class KRASG12C inhibitor.

•	The company remains on track to submit an Investigational New Drug application (IND) for RMC-6291 in the first half of 2022.

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RMC-6236 (RASMULTI)—RMC-6236 is a first-in-class, potent, oral RAS-selective tri-complex, RASMULTI(ON) inhibitor designed to treat cancers driven by a variety of KRAS mutations, including those that have emerged in patients following treatment with KRASG12C(OFF) inhibitors.

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The company reported data at the AACR-NCI-EORTC Conference demonstrating RMC-6236’s ability to induce significant regressions of NSCLC, pancreatic cancer and colorectal cancer (CRC) xenograft models driven by KRASG12V, KRASG12D, KRASG12C or KRASG12R. These findings add to the growing body of evidence that the company believes supports the potential of RMC-6236 as a first targeted therapy for treating many cancers for which no targeted treatment is currently available.

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The company presented an expanded dataset at the Gastrointestinal Cancer Drug Development Summit demonstrating the ability of both RMC-6236 and RMC-6291 to drive tumor regressions in xenograft models of RAS-mutant CRC. The company believes these findings provide additional support for the potential of RAS(ON) inhibitors to deliver clinical benefit to patients with CRC.

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Also during the AACR-NCI-EORTC Conference, the company presented preclinical data from a combination study evaluating RMC-6236 with a PD-1 inhibitor. Results from this study demonstrated that RMC-6236 alone induces anti-tumor immunity in vivo, and also exhibits additive anti-tumor benefit with checkpoint inhibition as indicated by complete and durable responses.

•	The company remains on track to submit an IND for RMC-6236 in the first half of 2022.

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Continued expansion of other RAS(ON) Inhibitor programs – Revolution Medicines continues to progress its growing portfolio of orally bioavailable, mutant-selective RAS(ON) Inhibitors designed to target RAS variants driving RAS-addicted cancers that are unserved by targeted drugs.

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The company reported data at the AACR-NCI-EORTC Conference showing the capacity of compounds from both its KRASG13C and KRASG12D programs to covalently and selectively modify their respective targets, the first compounds described with these properties. Covalent modification of KRASG12D was also demonstrated in vivo in a tumor xenograft model of KRASG12D-driven pancreatic cancer, with tumor regressions achieved following repeat oral dosing.

•	The company remains on track to nominate a third development candidate from its RAS(ON) inhibitor portfolio in 2021.

RAS Companion Inhibitors – Revolution Medicines continues to advance and expand multiple clinical studies of its RAS Companion Inhibitors designed to provide maximum clinical benefit in RAS-addicted cancers.

•	RMC-4630 (SHP2 Inhibitor) – RMC-4630, a potent, oral, selective inhibitor of the SHP2 protein, is being advanced in partnership with, and is primarily funded by, Sanofi.

•	RMC-4630 and KRASG12C inhibitor Lumakras (sotorasib)

•	Amgen’s CodeBreaK 101c study continues evaluating RMC-4630 in combination with sotorasib across multiple cancer types. To date this combination has demonstrated acceptable tolerability.

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The company is actively recruiting patients for its global Phase 2 clinical trial evaluating the combination of RMC-4630 and sotorasib in patients with advanced NSCLC bearing the KRASG12C mutation. Revolution Medicines is sponsoring the RMC-4630-03 study under its global partnership with Sanofi and conducting the trial in collaboration with Amgen. The RMC-4630-03 study evaluating the combination in NSCLC patients is a complement to Amgen’s ongoing CodeBreaK 101c study exploring this combination across multiple cancer types. The company expects to have preliminary findings from the RMC-4603-03 study in the second half of 2022.

•	RMC-4630 and KRASG12C inhibitor adagrasib

Sanofi,

the company’s global SHP2 development and commercialization partner, plans to sponsor a combination study under its global SHP2 partnership with the company evaluating RMC-4630 (also known as SAR442720) in combination with Mirati’s KRASG12C inhibitor, adagrasib. This study expands the evaluation of the potential benefit of adding RMC-4630 in this class of RAS inhibitors.

•	RMC-4630 and PD-1 inhibitor pembrolizumab (Keytruda®)

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The TCD16210 study sponsored by Sanofi continues evaluating RMC-4630 in combination with pembrolizumab, a PD-1 inhibitor. Sanofi is planning an expansion cohort with this combination in front-line PD-L1+ NSCLC.

•	RMC-5552 (mTORC1/4EBP1 Inhibitor) – RMC-5552 is a potent, selective bi-steric inhibitor of mTORC1 that suppresses phosphorylation and inactivation of 4EBP1.

•	Enrollment and dosing are underway in a Phase 1 monotherapy dose-escalation study. The company continues to expect initial safety, pharmacokinetic and single agent activity data in 2022.

•	The company intends to evaluate RMC-5552 in combination with RAS inhibitors for the treatment of tumors driven by co-occurring RAS mutations and genomic activation of the mTORC1 pathway.

•	RMC-5845 (SOS1 Inhibitor) – RMC-5845 is a potent, selective, oral inhibitor of SOS1, a major switch in the cycling of RAS(OFF) to RAS(ON).

•	The company expects RMC-5845 to be IND-ready by the end of 2021.

Third Quarter 2021 Financial Highlights

Cash Position: Cash, cash equivalents and marketable securities were $608.7 million as of September 30, 2021, compared to $440.7 million as of December 31, 2020. The increase was primarily due to proceeds from the company’s public equity offering in February 2021.

Revenue: Total revenue consists of revenue from the company’s collaboration agreement with Sanofi. During the third quarter of 2021, the company recorded a non-cash, non-recurring GAAP accounting adjustment that reduced collaboration revenue by $8.5 million. This non-cash revenue adjustment relates to the addition of the RMC-4630-03 study to the RMC-4630 development plan, and deprioritization of the RMC-4630-02 study. As a result of these development plan events, the company revised its estimate of the accounting transaction price and percentage of completion of work performed to date under its agreement with Sanofi, which resulted in a cumulative catch-up adjustment to collaboration revenue in this quarter. Total revenue, including the non-cash revenue adjustment, was $1.1 million for the quarter ended September 30, 2021, compared to $12.7 million for the quarter ended September 30, 2020. The decrease was primarily due to the non-cash revenue adjustment and lower reimbursed manufacturing costs.

R&D Expenses: Research and development expenses were $46.5 million for the quarter ended September 30, 2021, compared to $34.9 million for the quarter ended September 30, 2020. The increase was primarily due to an increase in research expenses associated with the company’s pre-clinical research portfolio, an increase in personnel-related expenses related to additional headcount, and an increase in stock-based compensation.

G&A Expenses: General and administrative expenses were $7.8 million for the quarter ended September 30, 2021, compared to $5.3 million for the quarter ended September 30, 2020. The increase was primarily due to an increase in stock-based compensation, an increase in personnel-related expenses related to additional headcount, and higher legal and accounting fees.

Net Loss: Net loss was $52.9 million for the quarter ended September 30, 2021, compared to a net loss of $27.2 million for the quarter ended September 30, 2020.

2021 Financial Guidance

Revolution Medicines continues to expect full year 2021 GAAP net loss to be between $170 million and $190 million, which includes estimated non-cash stock-based compensation expense of approximately $20 million.

Conference Call

Revolution Medicines will host a conference call and webcast this afternoon, November 10, 2021, at 4:30 PM Eastern (1:30 PM Pacific).

To listen to the conference call, please dial (833) 423-0425 or (918) 922-3069, provide conference ID: 9757524 and request the Revolution Medicines conference call. To listen to the live webcast, or access the archived webcast, please visit: https://ir.revmed.com/events-and-presentations. Following the live webcast, a replay will be available on the Company’s website for at least 14 days.

About Revolution Medicines, Inc.

Revolution Medicines is a clinical-stage precision oncology company focused on developing novel targeted therapies to inhibit high-value frontier targets in RAS-addicted cancers. The company possesses sophisticated structure-based drug discovery capabilities built upon deep chemical biology and cancer pharmacology know-how and innovative, proprietary technologies that enable the creation of small molecules tailored to unconventional binding sites.

The company’s R&D pipeline comprises RAS(ON) Inhibitors designed to suppress diverse oncogenic variants of RAS proteins, and RAS Companion Inhibitors for use in combination treatment strategies. RAS(ON) Inhibitors in development include RMC-6291, RMC-6236, and a pipeline of research compounds targeting additional RAS variants. RAS Companion Inhibitors in development include RMC-4630, RMC-5552, and RMC-5845.

Keytruda® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co. Lumakras™ (sotorasib) is a trademark of Amgen, Inc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including without limitation statements regarding the company’s development plans and timelines and its ability to advance its portfolio and R&D pipeline; dosing and enrollment in the company’s clinical trials and the tolerability and potential efficacy of the company’s candidates being studied; the ability of the company’s therapies to inhibit frontier targets in RAS-addicted cancers; the company’s plans to advance the IND-enabling development of RMC-6291, RMC-6236 and RMC-5845; the company’s plans to study RMC-5552 in combination with RAS inhibitors; the expected timing of results from the company’s Phase 1 study of RMC-5552; the potential advantages and effectiveness of the company’s preclinical candidates, including its RAS(ON) Inhibitors; the company’s plans to nominate a third development candidate from its RAS(ON) inhibitor portfolio; the selection of a combination dose for the CodeBreak 101c study; and enrollment in and findings from the company’s RMC-4630-03 study. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Such forward-looking statements are subject to substantial risks and uncertainties that could cause the company’s development programs, future results, performance or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation risks and uncertainties inherent in the drug development process, including the company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the company’s ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of the company’s capital resources to fund operations, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape and the effects on the company’s business of the worldwide COVID-19 pandemic. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of Revolution Medicines in general, see Revolution Medicines’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2021, and its future periodic reports to be filed with the Securities and Exchange Commission. Except as required by law, Revolution Medicines undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Contacts:

For Investors:

Vida Strategic Partners

Stephanie Diaz

415-675-7401

sdiaz@vidasp.com

For Media:

Vida Strategic Partners

Tim Brons

415-675-7402

tbrons@vidasp.com

REVOLUTION MEDICINES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Collaboration revenue	$1,101	$12,661	$19,930	$34,232

Total revenue	1,101	12,661	19,930	34,232
Operating expenses:
Research and development	46,473	34,871	133,267	95,246
General and administrative	7,791	5,341	21,758	15,603

Total operating expenses	54,264	40,212	155,025	110,849

Loss from operations	(53,163)	(27,551)	(135,095)	(76,617)
Other income (expense), net:
Interest income	223	347	692	1,986
Interest expense	—	(17)	(12)	(57)

Total other income, net	223	330	680	1,929

Loss before income taxes	(52,940)	(27,221)	(134,415)	(74,688)

Benefit from income taxes	—	—	—	733

Net loss	$(52,940)	$(27,221)	$(134,415)	$(73,955)

Redeemable convertible preferred stock dividends—undeclared and cumulative	—	—	—	(2,219)

Net loss attributable to common stockholders	$(52,940)	$(27,221)	$(134,415)	$(76,174)

Net loss per share attributable to common stockholders—basic and diluted	$(0.72)	$(0.42)	$(1.85)	$(1.49)

Weighted-average common shares used to compute net loss per share, basic and diluted	73,535,686	64,892,868	72,467,677	51,031,003

REVOLUTION MEDICINES, INC.

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	September 30,	December 31,
	2021	2020
Cash, cash equivalents and marketable securities	$608,655	$440,741
Working capital (1)	571,645	406,946
Total assets	734,976	567,401
Deferred revenue	22,343	20,592
Total liabilities	96,772	92,725
Total stockholders’ equity	638,204	474,676

(1)	Working capital is defined as current assets less current liabilities.